Exhibit 99.1

2007-7

Contact: R. Scott Amann
Vice President, Investor Relations
(713) 513-3344

CAMERON ELECTS JOHN C. BARTOS AS VICE PRESIDENT, DEVELOPMENT AND TECHNOLOGY

HOUSTON (May 14, 2007) - Cameron’s board of directors has elected John C. Bartos as vice president, Development and Technology, responsible for identifying and implementing new technology that supports Cameron’s company-wide engineering processes and product development initiatives.
Bartos has served as vice president, Engineering and Product Development for the Compression Systems group since 2003, where he has led efforts to develop and introduce new product offerings. He joined Cameron in 2000 as vice president, Engineering for the Turbocompressor product line, and has also held leadership roles in the Company’s Lean Six Sigma program as well as in the Reciprocating Engineering, Information Technology and Technical Training functions.
Before joining Cameron, Bartos held similar positions with Ingersoll-Rand and with A-C Compressor. He has a Bachelor of Engineering degree from Stevens Institute of Technology in Hoboken, NJ.
Cameron (NYSE: CAM) is a leading provider of flow equipment products, systems and services to worldwide oil, gas and process industries.
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Website: www.c-a-m.com